Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Unwired Planet, Inc. for the annual period ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Boris Teksler, as Principal Executive Officer of Unwired Planet, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Unwired Planet, Inc.

September 14, 2015	By	/s/ Boris Teksler
Boris Teksler
Chief Executive Officer and President (Principal Executive Officer)

In connection with the Annual Report on Form 10-K of Unwired Planet, Inc. for the annual period ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dean Witter III, as Principal Financial Officer of Unwired Planet, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Unwired Planet, Inc.

September 14, 2015	By	/s/ Dean Witter III
Dean Witter III
Interim Chief Financial Officer (Principal Financial Officer)